Exhibit 10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This amendment (the “Amendment”) to the executive employment agreement, dated November 2, 2022 (the “Agreement”), by and between LogicMark, Inc., a Nevada corporation (the “Company”), and Chia-Lin Simmons (the “Executive”) is made and entered into by and between the Company and the Executive as of May 15, 2025. The Company and the Executive are herein collectively referred to as the “Parties” with each individually being a “Party”.

WITNESSETH:

WHEREAS, the Parties desire to extend the initial term of the Agreement and make clarifying changes to certain other terms of the Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Extension of Agreement. Section 2 of the Agreement is hereby amended and restated in its entirety as follows:

“2. Duration of Employment. Subject to the terms of this Agreement, the Executive’s employment hereunder shall be deemed to have begun on June 14, 2022 (“Commencement Date”) and shall continue until August 31, 2026 (the “Term”), unless terminated on an earlier date pursuant to Section 7 below. The Executive and the Company agree that, as of the Effective Date, the Prior Agreement is deemed to have been superseded by this Agreement and of no further force and effect.”

2.	Change in Control.

(i)	Section 5.3 of the Agreement is hereby amended and restated in its entirety as follows:

“5.3 Long Term Incentive.

(a) The Company and Executive acknowledge that as of the Effective Date Executive has received five grants of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), each subject to the restrictions and other terms and conditions set forth in the respective Restricted Stock Agreement pertaining to such grant (each such share, a “Restricted Share” and collectively, the “Restricted Shares”): a grant of 2,665,600 shares of the Company’s Common Stock on June 14, 2021, a grant of 204,145 shares of the Company’s Common Stock on January 3, 2022, a grant of 62,000 shares of the Company’s Common stock on August 7, 223, a grant of 46,200 shares of the Company’s Common stock on April 10, 2024 and a grant of 116,900 shares of the Company’s Common stock on January 2, 2025 (all share values are before any reverse stock splits). Subject to the approval of the Board, Executive shall be issued further Restricted Share grants from time to time during the Term so that the aggregate number of Restricted Shares held of record by Executive at all times during the Term equals six percent (6%) of the Company’s aggregate issued and outstanding stock as of the applicable date of grant. Each of such Restricted Share grants shall provide for single-trigger acceleration upon a “Change in Control” (as defined below), and each of Executive’s two existing Restricted Stock Agreements is hereby amended, as of the Effective Date, to reflect such single-trigger acceleration (deleting from each Restricted Stock Agreement the condition that Executive remain an employee or service provider to the Company and its affiliates through the date of such Change in Control). The Company and Executive shall also execute amendments to each of the above existing Restricted Stock Agreements reflecting the above change and hereby acknowledge and agree that all such Restricted Stock Agreements shall rely on the definition of Change in Control in Section 5.3(b) hereof. On an annual basis, beginning on the first anniversary of the Effective Date, the Board shall consider in its sole discretion further grant(s) of Restricted Shares. Except as provided in this Agreement, all Restricted Shares are subject to the terms set forth in the applicable Restricted Stock Agreement.

(b) As used in this Agreement, a “Change in Control” shall mean any of the following events: (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such individual, entity or group, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then-outstanding shares of Common Stock plus any other outstanding shares of capital stock of the Company entitled to vote in the election of the Company’s directors (the “Outstanding Company Voting Securities”); provided, however, that the Company and any employee benefit plan (or related trust) sponsored by it shall not be deemed to be a Person; or (2) a change in the composition of the Board such that the individuals who constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board within any 365-day period (and for this purpose, any individual whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board); or (3) the consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries or a sale or other disposition of substantially all of the assets of the Company or a material acquisition of assets or stock of another entity by the Company or any of its subsidiaries, (each, a “Business Combination”) if: (i) the individuals and entities that were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination do not beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of stock and the combined voting power of the then-outstanding voting securities of the company resulting from such Business Combination; or (ii) a Person beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of stock of the company resulting from such Business Combination; or (iii) members of the Incumbent Board do not comprise at least a majority of the members of the board of directors of the company resulting from such Business Combination; or (4) the approval by the shareholders (or in the case of (4)(i) the Board) of the Company of: (i) a complete liquidation or dissolution of the Company; (ii) any merger, consolidation or recapitalization event occurs the result of which is that the Company is not the surviving entity; or (iii) upon the Company’s insolvency, general assignment for the benefit of creditors or the commencement by or against the Company of any action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of the Company’s debts under any law relating to bankruptcy, insolvency or reorganization, or relief of debtors, or seeking appointment of a receiver or other similar official for the Company for all or any substantial part of the Company’s assets.”

(ii)	Section 7.5(d) of the Agreement is hereby amended and restated in its entirety as follows:

“(d) Failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company after a Change in Control.”

3. Reference to and Effect on the Agreement. Except as specifically modified or amended by the terms of this Amendment, the Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed. All references in the Agreement to itself shall be deemed references to the Agreement as amended hereby.

4. Counterparts; Electronic and Facsimile Signatures. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed an original and all of which shall be deemed to be one and the same instrument. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page hereto.

5. Governing Law. This Amendment shall be governed and interpreted according to the laws of the State of California without resort to any principle of conflict of laws that would require application of the laws of any other jurisdiction.

6. Successors and Assigns. This Amendment shall be binding upon the parties and their respective successors and assigns.

7. Headings. Headings in this Amendment are included for convenience of reference purposes only and shall not constitute a part of this Amendment for any other purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first above written.

THE COMPANY

LogicMark, Inc.

By:	/s/ Robert Curtis
	Name:	Bob Curtis
	Title:	Chair, Comp Committee

EXECUTIVE

By:	/s/ Chia-Lin Simmons
	Name:	Chia-Lin Simmons

3